Daniel Z. Mollin Legal & Government Affairs, Chief Counsel

July 29, 2013

By Email and FedEx

William Tsumpes

Chief Executive Officer

T3 Motion, Inc.

2990 Airway Ave

Costa Mesa, CA 92626

By Email Only

Ms. Janice O’Neill

Senior Vice President

Corporate Compliance

NYSE Regulation, Inc.

11 Wall Street

New York, NY 10005

Re:	T3 Motion, Inc.

Docket No. 12-06 (D)

Dear Mr. Tsumpes and Ms. O’Neill:

The NYSE Euronext Office of General Counsel acts as counsel to the Committee on Securities (the “Committee”) of NYSE MKT (hereinafter, the “Exchange”). We are in receipt of Mr. William Tsumpes’ July 23, 2013 letter request on behalf of T3 Motion, Inc. (the “Company”) to appeal the July 8, 2013 decision of a Listing Qualifications Panel of the Committee (the “Panel”) affirming the determination of the Exchange’s Corporate Compliance staff (the “Staff”) to delist the Company’s common stock. In accordance with Part 12 of the Exchange Company Guide1, and specifically Section 1205 thereof, the Committee will consider the matter on Tuesday, September 17, 2013 at 4:00 p.m., at the offices of the Exchange.

Should the Committee choose to hear oral presentations from the parties, it will notify the parties in a subsequent correspondence.

The Company and the Staff (the “Parties”) may make written submissions to the Committee. Submissions are expected to be concise. Any materials referenced in submissions (i.e., legal or administrative decisions, financial materials, term sheets, etc.) shall be provided as tabbed exhibits to the submission, and separately bound in an appendix if voluminous. Twenty-one (21) copies of the Company’s written submission, if any, shall be forwarded to:

[1]	The Company Guide is available at the NYSE Amex page of the “Regulation” tab at www nyse.com. The Parties are directed to refer to Part 12 thereof, entitled “Procedures for Review of Exchange Listing Determinations,” for details on the appeals process, as supplemented by this letter.

NYSE Euronext 11 Wall Street, New York, NY 10005, United States	T+1 (212) 656-4420 dmollin@nyx.com F +1 (212) 656-8101 www.nyx.com

July 29, 2013 Page 2

Matthew Rivera

Legal and Government Affairs

NYSE Euronext

20 Broad Street, 18th Floor

New York, New York 10005

United States

t 212.656.5789

f 212.656.8101

mrivera@nyx.com

so as to be received by 4:00 pm, Monday, August 19, 2013 by Mr. Rivera, together with proof of delivery to the Staff at the address listed above. Additionally, an electronic courtesy copy of the Company’s submission (without exhibits) must be sent to Ms. O’Neill and Mr. Rivera at that time. The Staff’s responsive submission is due on or before 4:00 pm, Tuesday, September 10, 2013, under the same filing procedures as described above (21 copies, proof of delivery on the Company, e-mail courtesy copy). No further written submissions will be permitted, unless leave to make such submission is granted by the Committee.

We direct the Parties’ attention to Section 1211 of the Company Guide, entitled “Prohibited Communications,” for guidance as to communications with this office. As a general matter, any written communications with this office shall be copied simultaneously to the other party, and, if it becomes necessary to communicate with this office by telephone, the initiating party should arrange a conference call with the other party on the line. Notwithstanding the foregoing, the Staff has notified this office that it will waive its right to participate in any oral communications between the Company and this office. Consequently, the Company is invited to contact the undersigned should it require clarification of any issue relating to the Panel’s review. Should the Staff determine to revoke its waiver, or this office otherwise deem it necessary, the requirements of Section 1211 will be strictly enforced.

Finally, pursuant to Section 1207(a) of the Company Guide, attached please find a list of documents currently in the written record, which will be supplemented by any documents added over the course of the proceedings before the Committee.

July 29, 2013 Page 3

Please contact me by email at dmollin@nyx.com, or by telephone at (212) 656-4420 should you have any questions.

Sincerely,

cc:	By Email Only

Erin Manahan, Corporate Compliance, NYSE Regulation, Inc.
Robert Schmidt, Corporate Compliance, NYSE Regulation, Inc.
David DeGregorio, Corporate Compliance, NYSE Regulation, Inc.

Enclosure:     List of documents in record